      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 8, 2001
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              USA EDUCATION, INC.
                  (Formerly known as SLM Holding Corporation)
             (Exact name of registrant as specified in its charter)

               DELAWARE                                      52-2013874
    (State or other jurisdiction of                       (I.R.S. employer
    incorporation or organization)                       identification no.)

                             11600 SALLIE MAE DRIVE
                                RESTON, VA 20193
                                 (703) 810-3000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            MARIANNE M. KELER, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              USA EDUCATION, INC.
                             11600 SALLIE MAE DRIVE
                                RESTON, VA 20193
                                 (703) 810-3000
  (Address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                              DIANA DE BRITO, ESQ.
                         CADWALADER, WICKERSHAM & TAFT
                              1201 F STREET, N.W.
                             WASHINGTON D.C. 20004
                                 (202) 862-2400

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: /X/ File No. 333-46056

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / / __________

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / / __________

                       ----------------------------------

                       CALCULATION OF REGISTRATION FEE(1)

        TITLE OF EACH CLASS OF SECURITIES                                          PROPOSED MAXIMUM             AMOUNT OF
          PROPOSED TO BE REGISTERED(2)             AMOUNT TO BE REGISTERED(1)       OFFERING PRICE           REGISTRATION FEE
Debt Securities (3), Common Stock, $0.20 par
  value per share (4), Preferred Stock, no par
  value, and Warrants............................         64,000,000           $64,000,000(5)(6)(7)(8)           $16,000

(1) The amount of securities being registered represents 20% of $320,000,000 aggregate principal amount of securities registered by the Registrant under Registration Statement No. 333-46056 and not previously sold.
(2) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3) The Debt Securities to be offered hereunder will consist of one or more series of senior debt securities or subordinated debt securities or any combination thereof, as more fully described herein.
(4) Common Stock is registered primarily for the purpose of allowing flexibility to make sales of Common Stock in connection with the settlement of privately negotiated equity forward contracts. Common Stock may also be issued upon conversion, exercise or exchange of any Debt Securities, Preferred Stock or Warrants.
(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(6) No separate consideration will be received for Debt Securities, Common Stock or Preferred Stock that are issued upon the conversion of Debt Securities or Preferred Stock.
(7) In U.S. Dollars or the equivalent thereof in one or more foreign currencies or composite currencies.
(8) Also includes such additional principal amount as may be necessary such that, if Debt Securities are issued with an original issue discount, the aggregate initial offering price of all Debt Securities will equal $64,000,000 less the dollar amount of other securities previously issued.

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
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE PURSUANT TO GENERAL
  INSTRUCTION IV OF FORM S-3.

    The contents of Registration Statement No. 333-46056 are incorporated by reference into this Registration Statement. Pursuant to General Instruction IV of Form S-3 and Rule 462(b)(3) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, this Registration Statement is part of Registration Statement No. 333-46056 as of the date of the filing of this Registration Statement.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

    The following exhibits are filed herewith or incorporated by reference:

       EXHIBIT
         NO.                              DESCRIPTION OF DOCUMENT
---------------------   ------------------------------------------------------------
         *5.1           Opinion of Marianne M. Keler, Esq.
        *23.1           Consent of Marianne M. Keler, Esq. (to be included in
                        Exhibit 5.1 to this Registration Statement)
        *23.2           Consent of Arthur Andersen LLP

------------------------

*   Filed herewith.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, USA Education, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Virginia on June 7, 2001.

                                                       USA EDUCATION, INC.

                                                            /S/ ALBERT L. LORD*
                                                            -----------------------------------------
                                                            By: Albert L. Lord
                                                            Its: CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                              TITLE                        DATE
             ---------                              -----                        ----
        /s/ EDWARD A. FOX*           Chairman of the Board of Directors
----------------------------------
           Edward A. Fox                                                        June 7, 2001

        /s/ ALBERT L. LORD*          Chief Executive Officer (principal
----------------------------------     executive officer)
          Albert L. Lord                                                        June 7, 2001

       /s/ JOHN F. REMONDI*          Senior Vice President and Treasurer
----------------------------------     (principal financial and
          John F. Remondi              accounting officer)                      June 7, 2001

                                     Director
----------------------------------
         Charles L. Daley

   /s/ WILLIAM M. DIEFENDERFER*      Director
----------------------------------
      William M. Diefenderfer                                                   June 7, 2001

                                     Director
----------------------------------
       Thomas J. Fitzpatrick

                                     Director
----------------------------------
        Diane S. Gilleland

                                     Director
----------------------------------
           Earl A. Goode

       /s/ ANN TORRE GRANT*          Director
----------------------------------
          Ann Torre Grant                                                       June 7, 2001

        /s/ RONALD F. HUNT*          Director
----------------------------------
          Ronald F. Hunt                                                        June 7, 2001

   /s/ BENJAMIN J. LAMBERT, III*     Director
----------------------------------
     Benjamin J. Lambert, III                                                   June 7, 2001

             SIGNATURE                              TITLE                        DATE
             ---------                              -----                        ----
     /s/ JAMES C. LINTZENICH*        Director
----------------------------------
        James C. Lintzenich                                                     June 7, 2001

       /s/ BARRY A. MUNITZ*          Director
----------------------------------
          Barry A. Munitz                                                       June 7, 2001

     /s/ A. ALEXANDER PORTER*        Director
----------------------------------
        A. Alexander Porter                                                     June 7, 2001

     /s/ WOLFGANG SCHOELLKOPF*       Director
----------------------------------
       Wolfgang Schoellkopf                                                     June 7, 2001

      /s/ STEVEN L. SHAPIRO*         Director
----------------------------------
         Steven L. Shapiro                                                      June 7, 2001

      /s/ BARRY L. WILLIAMS*         Director
----------------------------------
         Barry L. Williams                                                      June 7, 2001

*By           /s/ MARY F. EURE
       -----------------------------
                Mary F. Eure
              Attorney-in-fact

                                 EXHIBIT INDEX

       EXHIBIT
         NO.                              DESCRIPTION OF DOCUMENT
---------------------   ------------------------------------------------------------
          *5.1          Opinion of Marianne M. Keler, Esq.
         *23.1          Consent of Marianne M. Keler, Esq. (to be included in
                        Exhibit 5.1 to this Registration Statement)
         *23.2          Consent of Arthur Andersen LLP

------------------------

*   Filed herewith.